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                                                                    EXHIBIT 32.1


                 CERTIFICATION OF QUARTERLY REPORT ON FORM 10-Q
                            OF PRIVATE BUSINESS, INC.
                    FOR THE QUARTER ENDED SEPTEMBER 30, 2004


The undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the undersigned's best knowledge and belief, the Quarterly Report on Form 10-Q for Private Business Inc. ("Issuer") for the period ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

         a). fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         b). the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

         The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

         This Certification is executed as of November 9, 2004.

         A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities Exchange Commission or its staff upon request.



                                                       /s/ Henry M. Baroco
                                                       -------------------------
                                                       Henry M. Baroco
                                                       Chief Executive Officer